Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-07899

                      Prospectus Supplement

The Prospectus dated August 13, 1996, relating to the offer for resale of up to $200,650,000 aggregate principal amount of the Continental Airlines, Inc. 6-3/4% Convertible Subordinated Notes due April 15, 2006 is hereby supplemented as follows:

1) "Van Kampen Series Trust Growth and Income Fund" is added to the table of Selling Holders on page 39 with a Principal
     Amount of Registered Notes owned as of February 18, 1997 of
     $100,000.

  The date of this Prospectus Supplement is February 19, 1997.